UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

SCHAWK, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	1-09335	36-2545354
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
1695 River Road Des Plaines, IL		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 827-9494

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2007, the Board of Directors of Schawk, Inc. (the “Company”) elected Michael G. O’Rourke as a director to fill the vacancy caused by the resignation of Christopher Lacovara on February 1, 2007. In addition, Mr. O’Rourke was appointed to the Audit Committee of the Board of Directors. The Board of Directors determined that Mr. O’Rourke meets the independence requirements of the New York Stock Exchange and those set forth in the Company’s Corporate Governance Guidelines. The appointment of Mr. O’Rourke brings the Company back into compliance with NYSE corporate governance rules that require that an audit committee be comprised of at least three independent directors.

Mr. O’Rourke currently serves as President and Chief Executive Officer of Signature Bank located in Chicago, Illinois. He previously served as Executive Vice President and Manager of Commercial Lending and Commercial Real Estate at Associated Bank Chicago from 2001 until 2005, when he left to organize Signature Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2007	SCHAWK, INC. By: /s/James J. Patterson James J. Patterson Senior Vice President and Chief Financial Officer